Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made and entered into effective as of March 4, 2015, by and among Reliv’ International, Inc., a Delaware corporation, Reliv’, Inc., an Illinois corporation, Reliv’ World corporation, an Illinois corporation, and SL Technology, Inc., a Missouri corporation (each a “Borrower” and collectively, “Borrowers”), and BMO Harris Bank N.A., a national banking association (“Bank”)

WITNESSETH:

WHEREAS, Borrowers and Bank have heretofore entered into that certain Credit Agreement dated as of February 28, 2014, as amended by that certain First Amendment to Credit Agreement dated as of October 29, 2014 (as amended and as the same may be further amended from time to time, the “Credit Agreement;” all capitalized terms used and not otherwise defined in this Amendment shall have the respective meanings ascribed to them in the Credit Agreement as amended by this Amendment); and

WHEREAS, Borrower and Bank desire to further amend the Credit Agreement in the manner hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Bank hereby agree as follows:

1. The definition of “Tangible Net Worth” set forth in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

“Tangible Net Worth” means, for any Person and at any time the same is to be determined, total shareholder’s equity (including capital stock, additional paid in capital, and retained earnings after deducting treasury stock; but, shall not include goodwill and/or other intangibles) which would appear on the balance sheet of such Person in accordance with GAAP and shall not include any outstanding balance of any “Accounts Due from Employees and Distributors” and/or any “Note Receivable” (each as referred to in such Person’s financial statement).

2. Section 7.12 of the Credit Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

Section 7.12 Financial Covenants.

(a)                Tangible Net Worth. Borrowers shall at all times maintain Net Worth of Borrowers and their Subsidiaries determined on a consolidated basis in an amount not less than (i) $9,500,000.00.

(b)               Fixed Charge Coverage Ratio. As of the last day of each fiscal quarter of Borrowers, Borrowers shall maintain a ratio of (i) EBITDA for the four fiscal quarters of Borrower then ended, plus non-cash contributions of treasury shares to such Borrower’s employee stock ownership plan, plus non-cash stock based compensation, less unfinanced Capital Expenditures of Borrowers and Subsidiaries for such period less dividends paid in cash by Borrowers during such period less distributions paid in cash during by Borrowers such period less federal, state and local income taxes paid by Borrowers during such period, to (ii) Fixed Charges for the same four fiscal quarters then ended of not less than (A) 1.00 for the fiscal quarter ended March 31, 2015, and (B) 1.15 to 1.0 for the fiscal quarter ended June 30, 2015 and each fiscal quarter thereafter.

3. Exhibit B to the Credit Agreement hereby is amended and restated in its entirety to read as set forth on Exhibit B attached to this Amendment and incorporated herein and therein by reference.

4. Borrowers hereby jointly and severally agree to reimburse Bank upon demand for all out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by Bank in the preparation, negotiation and execution of this Amendment and any and all other agreements, documents, instruments and/or certificates relating to the amendment of Borrower's existing credit facilities with Bank (collectively, the “Loan Documents”). Borrowers further jointly and severally agree to pay or reimburse Bank for (a) any stamp or other taxes (excluding income or gross receipts taxes) which may be payable with respect to the execution, delivery, filing and/or recording of the Loan Documents and (b) the cost of any filings and searches, including, without limitation, Uniform Commercial Code filings and searches. All of the obligations of Borrowers under this paragraph shall survive the payment of the Obligations and the termination of the Credit Agreement.

5. All references in the Credit Agreement to “this Agreement” and any other references of similar import shall henceforth mean the Credit Agreement as amended by this Amendment.

6. Except to the extent specifically amended by this Amendment, all of the terms, provisions, conditions, covenants, representations and warranties contained in the Credit Agreement shall be and remain in full force and effect and the same are hereby ratified and confirmed. This amendment is an amendment and continuation of the Credit Agreement and is not a novation thereof nor of any obligations of Borrower outstanding thereunder on the date hereof.

7. This Amendment shall be binding upon and inure to the benefit of Borrower and Bank and their respective successors and assigns, except that Borrowers may not assign, transfer or delegate any of their respective rights or obligations under the Credit Agreement, as amended by this Amendment.

8. Each Borrower hereby represents and warrants to Bank that:

(a) the execution, delivery and performance by such Borrower of this Amendment and the Revolving Note are within the corporate powers of Borrower, have been duly authorized by all corporate action and require no action by or in respect of, consent of or filing or recording with, any governmental or regulatory body, agency or official or any other Person;

(b) the execution, delivery and performance by such Borrower of this Amendment and the Revolving Note do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under or result in any violation of, the terms of the Certificate of Incorporation, Articles of Incorporation or By-Laws of such Borrower, any applicable law, rule, regulation, order, writ, judgment or decree of any court or governmental or regulatory agency or instrumentality or any agreement, document or instrument to which such Borrower is a party or by which such Borrower or any of its Property or assets is bound or to which such Borrower or any of its Property or assets is subject;

(c) this Amendment and the Revolving Note have been duly executed and delivered by such Borrower and constitutes the legal, valid and binding obligation of such Borrower enforceable against such Borrower in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

(d) as of the date of this Amendment, all of the representations and warranties of such Borrower set forth in the Credit Agreement and the Loan Documents are true and correct in all material respects and, upon the effectiveness of this Amendment, no Default or Event of Default under or within the meaning of the Credit Agreement has occurred and is continuing.

9. In the event of any inconsistency or conflict between this Amendment and the Credit Agreement, the terms, provisions and conditions contained in this Amendment shall govern and control.

10. This Amendment shall be governed by and construed in accordance with the substantive laws of the State of Missouri (without reference to conflict of law principles).

11. Each Borrower hereby releases, acquits, and forever discharges Bank and Bank’s parent, affiliates, subsidiaries, employees, successors, agents, assigns, representatives, and attorneys (collectively, "Bank's Agents") and each of them, of and from any and all liability, claims, demands, damages, actions, causes of action, defenses, counterclaims, setoffs, or claims for recoupment of whatsoever nature, whether known or unknown, whether fixed or contingent, whether in contract or tort or otherwise, arising directly or indirectly from, or in any way related to the Credit Agreement, this Amendment, the Notes and the other Loan Documents, any other indebtedness or obligations of any Borrower to Bank, to the relationship between any Borrower and Bank or Bank's Agents, or to any acts or omissions of Bank or Bank's Agents.

12. ORAL OR UNEXECUTED AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THIS AGREEMENT. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THE LOAN AGREEMENT AS AMENDED BY THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS, WHICH ARE THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY THEM.

13. Notwithstanding any provision contained in this Amendment to the contrary, this Amendment shall not be effective unless and until Bank shall have received:

(a) this Amendment, duly executed by Borrowers; and

(b) such other agreements and other documents reasonably requested by Bank to complete the transactions contemplated herein.

IN WITNESS WHEREOF, Borrower and Bank have executed this Second Amendment to Credit Agreement as of the date first above written.

“Borrowers”

RELIV’ INTERNATIONAL, INC.

By:	/s/ Steven D. Albright
Name: Steven D. Albright
Title: Chief Financial Officer

RELIV’, INC.

By:	/s/ Steven D. Albright
Name: Steven D. Albright
Title: Chief Financial Officer

RELIV’ WORLD CORPORATION

By:	/s/ Steven D. Albright
Name: Steven D. Albright
Title: Chief Financial Officer

SL TECHNOLOGY, INC.

By:	/s/ Steven D. Albright
Name: Steven D. Albright
Title: Chief Financial Officer

“Bank”

BMO Harris Bank N.A.

By:	/s/ Steven A. Linton
Name: Steven A. Linton
Title: Sr. Vice-President

Exhibit B

Reliv’ International, Inc.,

Reliv’, Inc.

Reliv’ World Corporation

Compliance Certificate

To:	BMO Harris Bank N.A.

This Compliance Certificate is furnished to BMO Harris Bank N.A. (“Bank”) pursuant to that certain Credit Agreement dated as of February 28, 2014, by and among Reliv’ International, Inc., a Delaware corporation, Reliv’, Inc., an Illinois corporation, Reliv’ World corporation, an Illinois corporation, and SL Technologies, Inc., a Missouri corporation and Bank (the “Credit Agreement”). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

The Undersigned hereby certifies that:

1. I am the duly elected _____________________________________ of each Borrower;

2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of each Borrower and their Subsidiaries during the accounting period covered by the attached financial statements;

3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below;

4. The financial statements required by Section 6.5 of the Credit Agreement and being furnished to you concurrently with this certificate are, to the best of my knowledge, true, correct and complete as of the dates and for the periods covered thereby; and

5. The Attachment hereto sets forth financial data and computations evidencing each Borrower’s compliance with certain covenants of the Credit Agreement, all of which data and computations are, to the best of my knowledge, true, complete and correct and have been made in accordance with the relevant Sections of the Credit Agreement.

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which each Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

______________________________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________

The foregoing certifications, together with the computations set forth in the Attachment hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this _________ day of __________________, ___.

RELIV’ INTERNATIONAL, INC.

By:
Name:
Title:

RELIV’, INC.

By:
Name:
Title:

RELIV’ WORLD CORPORATION

By:
Name:
Title:

SL TECHNOLOGY, INC.

By:
Name:
Title:

Schedule I

to Compliance Certificate

Reliv’ International, Inc.,

Reliv’, Inc.

Reliv’ World Corporation

SL Technology, Inc.

Compliance Calculations

for Credit Agreement dated as of February 28, 2014

Calculations as of _____________, _______

A. Tangible Net Worth (Section 7.12(a))

1. Net Worth for such period

2. Goodwill for such period

3. Intangibles for such period

4. Outstanding balance of any “Account due from Employee/Distributor” or “Note Receivable”

5. Tangible Net Worth (Line A1 less sum of lines A2 through A4)

$___________ $___________ $___________ $___________ $___________

6. Line A5 shall not be less than	$9,500,000

7. Borrowers are in compliance (circle yes or no)	yes/no

B. Fixed Charge Coverage Ratio (Section 7.12(b))
1. Net Income for past 4 quarters	$___________

2. Interest Expense for past 4 quarters	$___________

3. Income taxes for past 4 quarters	$___________

4. Depreciation and Amortization Expense for past 4 quarters	$___________

5. Sum of lines B1, B2, B3, and B4 (“EBITDA”)

6. Non-cash contributions of treasury shares to ESOP

7. Non-cash stock based compensation

8. Sum of lines B6 and B7

9 Unfinanced Capital Expenditures for the past 4 quarters

10 Dividends paid in cash for the past 4 quarters

11 Distributions paid in cash for the past 4 quarters

12 Cash taxes paid for the past 4 quarters

13. Sum of lines B9, B10, B11 and B12

14. Line B5 plus line B8 less Line B13 (Adjusted EBITDA)

$___________ $___________ $___________ $___________ $___________ $___________ $___________ $___________ $___________ $___________

15. Principal payments for past 4 quarters	$___________

16. Interest Expense for past 4 quarters	$___________

17. Technology Licensing Agreement payments for past 4 quarters	$___________

18. Sum of Lines B15, B16 and B17	$___________

19. Ratio of Line B14 to Line B18	____:1.0

20. Line B19 ratio must not be less than	1.05:1.0 (for 3/31/15) 1.15:1.0 (for all other quarters)

21. Borrowers are in compliance (circle yes or no)	yes/no